Exhibit 99.1

For Immediate Release

Encore Capital Group Announces Third Quarter 2008 Results

SAN DIEGO, October 28, 2008 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the third quarter ended September 30, 2008.

For the third quarter of 2008:

•	Gross collections were $97.8 million, a 14% increase over the $85.6 million in the same period of the prior year.

•

Investments in receivable portfolios were $66.1 million, to purchase $1.8 billion in face value of debt, compared to $47.9 million, to purchase $1.3 billion in face value of debt in the same period of the prior year. Available capacity under the revolving credit facility, subject to borrowing base and applicable debt covenants, was $138.0 million as of September 30, 2008, compared to $67.3 million as of September 30, 2007.

•

Revenues from receivable portfolios were $62.6 million, a 5% increase over the $59.4 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of impairment provisions, was 71%, compared to 74% in the same period of the prior year.

•	Revenues from bankruptcy servicing were $3.8 million, compared to $3.3 million in the same period of the prior year.

•

Total operating expenses were $55.8 million, a 7% increase over the $52.0 million in the same period of the prior year. Operating expense (excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected decreased to 52.2% compared to 55.1% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $47.3 million, a 21% increase over the $39.0 million in the same period of the prior year.

•	Total interest expense was $3.9 million, compared to $3.6 million in the same period of the prior year.

•	Net income was $3.8 million or $0.16 per fully diluted share, compared to net income of $5.4 million or $0.23 per fully diluted share in the same period of the prior year.

Additional information:

Certain events affected the comparability of 2008 versus 2007 quarterly results, as outlined below. For a more detailed comparison of 2008 versus 2007 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

Encore Capital Group, Inc.

•

In the third quarter of 2008, the Company recorded a net impairment provision of $7.3 million, compared to a net impairment provision of $2.4 million and a write-down of its healthcare receivable portfolios of $1.4 million in the same period of the prior year.

•

In the third quarter of 2008, the Company recorded an income tax provision of $2.9 million, reflecting an effective tax rate of 43.7%, compared to an income tax provision of $1.7 million, reflecting an effective tax rate of 24.3% in the same period of the prior year. The increase in the overall effective tax rate in the third quarter of 2008 is primarily due to state law changes, which resulted in a higher effective state tax rate. The overall effective tax rate in the third quarter of 2007 reflected a one-time benefit of 15.2% primarily due to certain beneficial changes to the effective state tax rate.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance. Neither Adjusted EBITDA nor operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses has been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, and a reconciliation of operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses to the GAAP measure total operating expenses in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Encore Capital Group, Inc.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	September 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$5,403	$4,900
Restricted cash	4,435	3,776
Accounts receivable, net	4,364	4,136
Investment in receivable portfolios, net	444,963	392,209
Deferred court costs	27,207	20,533
Property and equipment, net	5,182	4,390
Prepaid income tax	465	10,346
Forward flow asset	10,302	15,863
Other assets	7,109	8,800
Goodwill	15,985	15,985
Identifiable intangible assets, net	1,943	2,557

Total assets	$527,358	$483,495

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$18,189	$20,346
Deferred tax liabilities, net	14,431	13,669
Deferred revenue and purchased servicing obligation	4,897	3,898
Debt	292,943	272,420
Other liabilities	1,650	1,642

Total liabilities	332,110	311,975

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 23,044 shares and 22,992 shares issued and outstanding as of September 30, 2008, and December 31, 2007, respectively	230	230
Additional paid-in capital	78,441	73,310
Accumulated earnings	117,578	98,975
Accumulated other comprehensive loss	(1,001)	(995)

Total stockholders’ equity	195,248	171,520

Total liabilities and stockholders’ equity	$527,358	$483,495

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues
Revenue from receivable portfolios, net	$62,557	$59,415	$192,900	$185,589
Servicing fees and other related revenue	3,816	3,276	11,047	9,705

Total revenues	66,373	62,691	203,947	195,294

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	14,963	17,138	45,503	50,388
Stock-based compensation expense	860	1,281	3,182	3,286
Cost of legal collections	25,390	20,868	69,525	59,649
Other operating expenses	6,018	4,987	17,656	16,970
Collection agency commissions	2,996	2,478	10,808	8,639
General and administrative expenses	4,864	4,462	13,905	12,965
Depreciation and amortization	674	833	2,162	2,541

Total operating expenses	55,765	52,047	162,741	154,438

Income before other (expense) income and income taxes	10,608	10,644	41,206	40,856

Other (expense) income
Interest expense	(3,880)	(3,648)	(11,409)	(9,904)
Contingent interest expense	—	—	—	(4,123)
Pay-off of future contingent interest	—	—	—	(11,733)
Gain on repurchase of convertible notes, net	—	—	1,417	—
Other (expense) income	(32)	79	341	153

Total other expense	(3,912)	(3,569)	(9,651)	(25,607)

Income before income taxes	6,696	7,075	31,555	15,249
Provision for income taxes	(2,923)	(1,717)	(12,952)	(5,055)

Net income	$3,773	$5,358	$18,603	$10,194

Weighted average shares outstanding:
Basic	23,029	22,922	23,009	22,837
Diluted	23,675	23,473	23,531	23,420
Earnings per share:
Basic	$0.16	$0.23	$0.81	$0.45
Diluted	$0.16	$0.23	$0.79	$0.44

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2008	2007
Operating activities:
Net Income	$18,603	$10,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,162	2,541
Amortization of loan costs	989	912
Stock-based compensation expense	3,182	3,286
Gain on repurchase of convertible notes, net	(1,417)	—
Deferred income tax expense	762	195
Other non-cash tax benefits, net	1,912	1,538
Tax provision (benefit) from stock-based payment arrangements	4	(683)
Provision for impairment on receivable portfolios, net	15,993	2,558
Changes in operating assets and liabilities
Restricted cash	(659)	1,523
Other assets	1,091	(598)
Deferred court costs	(6,674)	(6,110)
Prepaid income tax	9,881	(1,304)
Accrued profit sharing arrangement	—	(6,869)
Deferred revenue and purchased service obligation	999	431
Accounts payable and accrued liabilities	(2,203)	(4,771)

Net cash provided by operating activities	44,625	2,843

Investing activities:
Purchases of receivable portfolios, net of forward flow allocation	(160,940)	(125,224)
Collections applied to investment in receivable portfolios	95,144	81,267
Proceeds from put-backs of receivable portfolios	2,610	2,097
Purchases of property and equipment	(2,139)	(1,139)

Net cash used in investing activities	(65,325)	(42,999)

Financing activities:
Proceeds from notes payable and other borrowings	57,000	53,000
Repayment of notes payable and other borrowings	(32,169)	(20,000)
Repurchase of convertible notes	(3,500)	—
Proceeds from exercise of stock options	84	344
Tax (provision) benefit from stock-based payment arrangements	(4)	683
Repayment of capital lease obligations	(208)	(184)

Net cash provided by financing activities	21,203	33,843

Net increase (decrease) in cash	503	(6,313)
Cash and cash equivalents, beginning of period	4,900	10,791

Cash and cash equivalents, end of period	$5,403	$4,478

Supplemental disclosures of cash flow information:
Cash paid for interest	$10,928	$32,917
Cash paid for income taxes	$1,158	$7,398
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$201	$—
Allocation of forward flow asset to acquired receivable portfolios	$5,561	$9,168

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income and Operating Expenses, Excluding Stock-based Compensation

Expense and Bankruptcy Servicing Operating Expenses to GAAP Total Operating Expenses

(Unaudited, In Thousands)

	Three Months Ended September 30,
	2008	2007
GAAP net income, as reported	$3,773	$5,358
Interest expense	3,880	3,648
Provision for income taxes	2,923	1,717
Depreciation and amortization	674	833
Amount applied to principal on receivable portfolios	35,140	26,114
Stock-based compensation expense	860	1,281

Adjusted EBITDA	$47,250	$38,951

GAAP total operating expenses, as reported	$55,765	$52,047

Stock-based compensation expense	(860)	(1,281)
Bankruptcy servicing operating expenses	(3,864)	(3,599)

Operating expenses, excluding stock-based compensation expense and bankruptcy servicing operating expenses	$51,041	$47,167

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